Exhibit 10(ee)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 19, 2006 (this “Agreement”), is entered into among Cantel Medical Corp., a Delaware corporation (the “Borrower”), the Guarantors party to the Subsidiary Guaranty, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.            The Borrower, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of August 1, 2005 (as previously amended or modified, the “Credit Agreement”).

B.            The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.            In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.             Amendments.

(a)           Definitions. The following definitions appearing in Section 1.1 of the Credit Agreement are amended to read as follows:

“EBITDA” means, for any period, the sum, for the Borrower and its Subsidiaries determined on a Consolidated basis, of (i) net income (or net loss), (ii) Interest Expense, (iii) income tax expense, (iv) depreciation expense, (v) extraordinary and nonrecurring losses (vi) amortization expense and (vii) non-cash stock compensation expenses in accordance with FAS 123R minus extraordinary and nonrecurring gains (in each case determined in accordance with GAAP).

“Pro Forma Basis” means, for purposes of calculating the financial covenants set forth in Article VIII (including for purposes of determining the Applicable Margin), that the Crosstex Acquisition, any Asset Disposition (subject, in the case of the Carsen Disposition, to the terms of Section 1.3(c) hereof), any Permitted Acquisition and any repurchase of the Borrower’s capital stock pursuant to Section 6.7(f), shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower was required to deliver financial statements pursuant to Section 7.2 or 7.3. In connection with the foregoing, (a) with respect to any Asset Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Debt which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period, (b) with respect to any Permitted Acquisition, (i) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Debt incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Debt of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination, and (c) with respect to any repurchase of the Borrower’s capital stock pursuant to Section 6.7(f), any Debt incurred by the Borrower or any Subsidiary in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination.

“Investment” means, as to any Person, (a) any loan or advance to another Person, (b) any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of another Person, (c) any capital contribution to another Person or (d) any other investment in another Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of another Person.

(b)           Section 6.7. (i) Sections 6.7(d) and (e) are amended to read as follows and (ii) a new Section 6.7(f) is added to read as follows:

(d)           for issuances of stock expressly permitted by Section 6.18;

(e)           stock acquired as the purchase price for stock to be issued pursuant to an Equity Compensation Plan or pursuant to any stock option issued by the Borrower; and

(f)            the Borrower may repurchase shares of its outstanding capital stock in an amount not to exceed $10,000,000 in the aggregate during the term of this Agreement so long as (i) no Default exists or would result from such repurchase and (ii) the ratio of Consolidated Debt to EBITDA (calculated on a Pro Forma Basis) for the most recently completed four fiscal quarters of the Borrower is no more than 2.00 to 1.00.

2.             Effectiveness; Conditions Precedent. This Agreement shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance satisfactory to the Administrative Agent.

(a)           Execution and Delivery of Agreement. The Administrative Agent shall have received copies of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

(b)           Fees and Expenses. Payment by the Borrower of all fees and expenses owed by the Borrower to the Administrative Agent.

3.             Ratification of Credit Agreement. The Loan Parties acknowledge and consent to the terms set forth herein and agree that this Agreement does not impair, reduce or limit any of their obligations under the Loan Documents and all of which are hereby ratified and confirmed.

4.             Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)           This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) Federal Bankruptcy Code or any similar debtor relief laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(d)           The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ organization documents (e.g., articles of incorporation and bylaws) or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

5.             Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the Lenders that (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date other than the date hereof, in which case, such representations and warranties are correct in all material respects as of such specific date, and (b) no event has occurred and is continuing which constitutes a Default.

6.             Release. In consideration of the Lenders entering into this Agreement, the Loan Parties hereby release the Administrative Agent, the Lenders and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

7.             Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy shall be effective as an original.

8.             GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

CANTEL MEDICAL CORP.,
as Borrower

	By	/s/ James P. Reilly
Name: James P. Reilly
Title: President and CEO

	By	/s/ Craig A. Sheldon
Name: Craig A. Sheldon
Title: Senior VP and CFO

GUARANTORS:

MINNTECH CORPORATION,

	By:	/s/ Roy K. Malkin
Name: Roy K. Malkin
Title: President and CEO

MAR COR PURIFICATION, INC.

	By:	/s/ Andrew Krakauer
Name: Andrew Krakauer
Title: President

CROSSTEX INTERNATIONAL, INC.

	By:	/s/ Richard Allen Orofino
Name: Richard Allen Orofino
Title: President

WELLSPRING, INC.

	By:	/s/ James P. Reilly
Name: James P. Reilly
Title: President

BIOLAB EQUIPMENT ATLANTIC, LTD.

By:	/s/ James P. Reilly
Name: James P. Reilly
Title: President

ADMINSTRATIVE
AGENT & LENDERS:

BANK OF AMERICA, N.A.,
as Administrative Agent,

	By	/s/ Michael R. Langmeyer
Name: Michael R. Langmeyer
Title: Assistant Vice President

BANK OF AMERICA, N.A.,
as Issuing Bank,
as Swing Line Bank and as a Lender

	By	/s/ Jana L. Baker
Name: Jana L. Baker
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

	By	/s/ Kenneth E. LaChance
Name: Kenneth LaChance
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

	By	/s/ Wendy Blacher
Name: Wendy Blacher
Title: Vice President